Exhibit 99.2

C4 Therapeutics Announces FDA Orphan Drug Designation for CFT7455 for the Treatment of Multiple Myeloma

WATERTOWN, Mass., Aug. 11, 2021 (GLOBE NEWSWIRE) – C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company pioneering a new class of small-molecule medicines that selectively destroy disease-causing proteins through degradation, today announced that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation (ODD) to CFT7455 for the treatment of multiple myeloma.

The FDA’s Office of Orphan Products Development grants orphan designation status to drugs and biologics that are intended for the safe and effective treatment, diagnosis or prevention of rare diseases, or conditions that affect fewer than 200,000 people in the U.S. Orphan Drug Designation provides certain benefits, including financial incentives, to support clinical development and the potential for up to seven years of market exclusivity in the U.S. upon regulatory approval.

“We are pleased to receive FDA’s orphan drug designation for CFT7455 in multiple myeloma and believe this designation highlights the potential of CFT7455 to improve clinical outcomes for patients with multiple myeloma who face an incurable disease,” said Adam Crystal, M.D., Ph.D., chief medical officer of C4 Therapeutics. “With far too many patients relapsing on numerous lines of therapy and succumbing to multiple myeloma, we are focused on advancing our Phase 1/2 trial to bring this new treatment option to patients.”

CFT7455 is an orally bioavailable MonoDAC™ degrader targeting IKZF1/3 for the treatment of multiple myeloma and non-Hodgkin’s lymphomas, including peripheral T-cell lymphoma and mantle cell lymphoma. In June 2021, C4T initiated the Phase 1/2 clinical trial to primarily investigate safety, tolerability, and anti-tumor activity, with secondary and exploratory objectives to characterize the pharmacokinetic and pharmacodynamic profile of CFT7455. Across the Phase 1/2 trial, C4T plans to enroll approximately 160 patients.

About C4 Therapeutics

C4 Therapeutics (C4T) is a clinical-stage biopharmaceutical company focused on harnessing the body’s natural regulation of protein levels to develop novel therapeutic candidates to target and destroy disease-causing proteins for the treatment of cancer and other diseases. This targeted protein degradation approach offers advantages over traditional therapies, including the potential to treat a wider range of diseases, reduce drug resistance, achieve higher potency, and decrease side effects through greater selectivity. To learn more about C4 Therapeutics, visit www.c4therapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO™ platform in the development of novel, selective, orally bioavailable degraders; the potential timing, design and advancement of our pre-clinical studies and clinical trials, including the potential timing for regulatory authorization related to clinical trials; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our pre-clinical studies or clinical trials in any future studies or trials; the impact of COVID-19 on our operations, clinical trials and supply chain; our current resources and cash runway; and

regulatory developments in the United States and foreign countries. Any forward-looking statements in this press release are based on management’s existing operating plan, current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of pre-clinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of pre-clinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law.

Investor Contact:

Kendra Adams

SVP, Communications & Investor Relations

Kendra.Adams@c4therapeutics.com

Media Contact:

Loraine Spreen

Director, Corporate Communications & Patient Advocacy

LSpreen@c4therapeutics.com